UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2009

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            Entry into a Material Definitive Agreement

On August 5, 2009, NPS Pharmaceuticals, Inc. (the “Company” or “NPS”) entered into an equity line of credit arrangement with Azimuth Opportunity Ltd. (“Azimuth”).  The terms of the arrangement are set forth in a Common Stock Purchase Agreement (the “Purchase Agreement”) entered into by the Company and Azimuth which provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to $40,000,000 of NPS common stock over the 18-month term of the Purchase Agreement, subject to an aggregate limit on the NPS common stock sold of 9,511,760 shares, which represents one share less than twenty percent (20%) of the issued and outstanding shares of NPS common stock as of August 5, 2009.

From time to time during the term of the Purchase Agreement, and at the Company’s sole discretion, NPS may present Azimuth with draw down notices that require Azimuth to purchase NPS common stock over 10 consecutive trading days or such other period mutually agreed upon by the Company and Azimuth. Each draw down is subject to limitations based on the price of NPS common stock and Azimuth can not be required to purchase an amount of NPS common stock in any single draw down that exceeds 2.5% of NPS’s market capitalization at the time of such drawdown or more than $7,250,000 in value, excluding shares under any call option, as described below. The Company is able to present Azimuth with up to 24 draw down notices during the term of the Purchase Agreement, with a minimum of five trading days required between each draw down period. Only one draw down is allowed in each draw down pricing period, unless otherwise mutually agreed upon by the Company and Azimuth.

Once presented with a draw down notice, Azimuth is required to purchase a pro rata portion of the dollar amount of shares specified in the notice for each trading day during the pricing period on which the daily volume weighted average price for NPS common stock exceeds the threshold price specified by NPS in its draw down notice. The per share purchase price for the shares sold on any particular trading day during the pricing period will equal the daily volume weighted average share price of NPS common stock for that day, less a discount ranging from approximately 3.25% to 5.0%. The amount of the discount varies based on the threshold price specified by NPS in its draw down notice. If the daily volume weighted average price of NPS common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro-rata portion of shares of NPS common stock allocated to that day. However, at its election, Azimuth may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above. The total number of shares sold to Azimuth pursuant to each draw down notice will equal the sum of the number of shares required and/or elected to be purchased on each day of the pricing period.

The Purchase Agreement also provides that from time to time and at its sole discretion NPS may grant Azimuth the right to exercise one or more options to purchase additional shares of NPS common stock up to an aggregate amount specified by NPS during each draw down pricing period. Upon Azimuth’s exercise of the option, the Company would sell to Azimuth the shares of NPS common stock subject to the option at a price equal to the greater of the daily volume weighted average price of NPS common stock on the day Azimuth notifies the Company of its election to exercise its option or the threshold price for the option determined by the Company, less a discount calculated in the same manner as for the fixed amount of the draw down notices.

The issuance of any shares of common stock to Azimuth pursuant to the Purchase Agreement is registered for offer and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) by the Company’s Registration Statement on Form S-3 (File No. 333-159321) (the “Registration Statement”). The Registration Statement will also cover the sale of those shares from time to time by Azimuth to the public. Azimuth is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Azimuth has informed NPS that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of NPS common stock that it may purchase pursuant to the Purchase Agreement.  Azimuth is responsible for the payment of all fees and commissions paid to such broker-dealer.  Azimuth also will pay all other expenses associated with the sale by it or by such unaffiliated broker-dealer of the NPS common stock it acquires pursuant to the Purchase Agreement.

Azimuth has agreed that during the term and for a period of 90 days after the termination of the Purchase Agreement, neither Azimuth nor any of its affiliates will, directly or indirectly, sell any of the Company’s securities except for the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice.  Azimuth has agreed that during the period described above neither it nor any of its affiliates will enter into a short position with respect to shares of NPS common stock except that Azimuth may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Azimuth covers any such sales with the shares purchased pursuant to such draw down notice.  Azimuth has further agreed that during the period described above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of NPS common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of NPS common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of NPS common stock, except for the sales permitted by the prior two sentences.

The Company has agreed to indemnify and hold harmless Azimuth, any unaffiliated broker-dealer and each person who controls Azimuth or any unaffiliated broker-dealer against certain liabilities, including certain liabilities under the Securities Act.  The Company has agreed to pay up to an aggregate of $35,000 of Azimuth’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement, legal due diligence of the Company and other legal transaction fees.  The Company has also agreed to pay up to $12,500 of any legal fees and expenses incurred by Azimuth in connection with ongoing due diligence of the Company for any calendar quarter during the term of the Purchase Agreement in which Azimuth does not purchase NPS common stock.  In addition, the Company has agreed that if it issues a draw down notice and fails to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for ten trading days, it will pay Azimuth liquidated damages in cash or restricted shares of NPS common stock, at the option of Azimuth.

Azimuth has agreed to indemnify and hold harmless NPS and each of its directors, officers and persons who control NPS against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by Azimuth to the Company for inclusion in a prospectus or prospectus supplement related to this transaction.

Upon each sale of NPS common stock to Azimuth under the Purchase Agreement, the Company has also agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC (“Reedland”), a placement fee equal to 0.75% of the aggregate dollar amount paid to us for common stock purchased by Azimuth.  NPS has also agreed to indemnify and hold harmless Reedland against certain liabilities under the Securities Act.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein

ITEM 9.01.            Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Common Stock Purchase Agreement between NPS Pharmaceuticals, Inc. and Azimuth Opportunity Ltd., dated as of August 5 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2009	NPS PHARMACEUTICALS, INC.

	By:	/s/ Andrew Rackear
Andrew Rackear Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Common Stock Purchase Agreement between NPS Pharmaceuticals, Inc. and Azimuth Opportunity Ltd., dated as of August 5, 2009.